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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): JUNE 26, 1998



                       BAYARD DRILLING TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)




         DELAWARE                       1-13553                   73-1508021
(State or other jurisdiction     (Commission File Number)       (IRS Employer
      of incorporation)                                      Identification No.)




4005 NORTHWEST EXPRESSWAY, SUITE 550E
       OKLAHOMA CITY, OKLAHOMA                                       73116
(Address of principal executive offices)                          (Zip Code)




       Registrant's telephone number, including area code: (405) 840-9550


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ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS.

                  On June 30, 1998, Bayard Drilling Technologies, Inc. ("Bayard") issued a press release (the "Press Release") announcing that (i) it had completed the purchase of the contract drilling assets of TransTexas Gas Corporation ("TransTexas") for $75 million, (ii) it and TransTexas entered into a 30-month drilling alliance agreement (the "Drilling Alliance Agreement") under which TransTexas will utilize up to 15 Bayard rigs to meet its land drilling needs in South Texas and the Gulf Coast regions and (iii) it financed the acquisition of the TransTexas assets with a private placement of $100 million of its 11% Senior Notes due 2005 under Rule 144A of the Securities Act of 1933, as amended. For additional information, reference is made to the Press Release and the Drilling Alliance Agreement, copies of which are attached as exhibits hereto.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.

                  (c)      Exhibits

                  Exhibit 10.30     -   Drilling Alliance Agreement dated as of
                                        June 26, 1998 by and among Bayard
                                        Drilling, L.P. and TransTexas Gas
                                        Corporation.

                  Exhibit 99.2 -        Press release of Registrant dated
                                        June 30, 1998.



                                       -2-

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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          BAYARD DRILLING TECHNOLOGIES, INC.




Date: July 8, 1998                        By: /s/ James E. Brown
                                             ---------------------------------
                                             James E. Brown
                                             President








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                               INDEX TO EXHIBITS


   Exhibit No.                Description

   Exhibit 10.30 -       Drilling Alliance Agreement dated as of
                         June 26, 1998 by and among Bayard
                         Drilling, L.P. and TransTexas Gas
                         Corporation.

   Exhibit 99.2 -        Press release of Registrant dated
                         June 30, 1998.